UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

California	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

As previously disclosed by RITA Medical Systems, Inc. (the "Company") on a Current Report on Form 8-K filed on May 27, 2005, the Company received notice from PricewaterhouseCoopers LLP ("PwC") that PwC was resigning as the Company's independent registered public accounting firm effective May 23, 2005.

On June 30, 2005, the Audit Committee of the Company's Board of Directors engaged Stonefield Josephson, Inc. as the Company's independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2005.

During the years ended December 31, 2004 and December 31, 2003 and through June 30, 2005, the effective date of the engagement of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm, neither the Company nor anyone on its behalf has consulted Stonefield Josephson, Inc. with respect to the application of accounting principles to a specified transaction either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either (i) the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") or (ii) a "reportable event" as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005
RITA MEDICAL SYSTEMS, INC.

By:   /s/Joseph DeVivo

Joseph DeVivo
President and Chief Executive Officer